EXHIBIT 21 – Subsidiaries of Registrant, Clear Channel Outdoor Holdings, Inc.

Name	State of Incorporation
1567 Media, LLC	DE
Brazil Outdoor NewCo, LLC	DE
CC CV LP, LLC	DE
CCHCV LP, LLC	DE
CCO Barco Airport Venture, LLC	DE
CCOI Holdco III, LLC	DE
CCOI Holdco Parent I, LLC	DE
CCOI Holdco Parent II, LLC	DE
CCWHI Subsidiary, LLC	DE
Clear Channel Adshel, Inc.	DE
Clear Channel Airports of Texas, JV	TX
Clear Channel Brazil Holdco, LLC	DE
Clear Channel Brazil Holdings, LLC	DE
Clear Channel Electrical Services, LLC	DE
Clear Channel Interstate, LLC	DE
Clear Channel IP LLC	DE
Clear Channel Metra, LLC	DE
Clear Channel Outdoor Holdings Company Canada	DE
Clear Channel Outdoor, LLC	DE
Clear Channel Peoples, LLC	DE
Clear Channel Spectacolor, LLC	DE
Clear Channel Worldwide Holdings, Inc.	NV
Eller-PW Company, LLC	CA
Exceptional Outdoor Advertising, Inc.	FL
Get Outdoors Florida, LLC	FL
Interspace Airport Advertising International, LLC	PA
IN-TER-SPACE Services, Inc.	PA
Keller Booth Sumners Joint Venture	TX
Kelnic II Joint Venture	TX
Mexico MinorityCo, LLC	DE
Miami Airport Concession LLC	DE
Milpitas Sign Company, LLC	DE
Outdoor Management Services, Inc.	NV

EXHIBIT 21 – Subsidiaries of Registrant, Clear Channel Outdoor Holdings, Inc.

Name	Country of Incorporation
Adspace 2000 Ltd.	United Kingdom
Allied Outdoor Advertising Ltd.	United Kingdom
Arcadia Cooper Properties Ltd.	United Kingdom
Barrett Petrie Sutcliffe London Ltd.	United Kingdom
Barrett Petrie Sutcliffe Ltd.	United Kingdom
Brasil Outdoor Ltda	Brazil
C.F.D. Billboards Ltd.	United Kingdom
CCO International Holdings BV	Netherlands
CCO Ontario BC Inc.	Canada
Clear Channel (Guangzhou) Ltd.	China
Clear Channel (Midlands) Ltd.	United Kingdom
Clear Channel (Northwest) Ltd.	United Kingdom
Clear Channel (Scotland) Ltd.	United Kingdom
Clear Channel AIDA GmbH	Switzerland
Clear Channel AWI AG	Switzerland
Clear Channel Baltics & Russia AB	Sweden
Clear Channel Banners Ltd.	United Kingdom
Clear Channel Belgium Sprl	Belgium
Clear Channel CAC AG	Switzerland
Clear Channel Chile Publicidad Ltda	Chile
Clear Channel CV	Netherlands
Clear Channel Danmark AS	Denmark
Clear Channel Entertainment of Brazil Ltda	Brazil
Clear Channel Espana SLU	Spain
Clear Channel Espectaculos SL	Spain
Clear Channel Estonia OU	Estonia
Clear Channel European Holdings SAS	France
Clear Channel France SAS	France
Clear Channel GMBH	Switzerland
Clear Channel Holding AG	Switzerland
Clear Channel Holdings CV	Netherlands
Clear Channel Holdings, Ltd.	United Kingdom
Clear Channel Infotrak AG	Switzerland
Clear Channel International BV	Netherlands
Clear Channel International Holdings BV	Netherlands
Clear Channel International Ltd.	United Kingdom
Clear Channel Interpubli AG	Switzerland
Clear Channel Ireland Ltd.	Ireland
Clear Channel Italia SPA	Italy
Clear Channel KNR Neth Antilles NV	Curacao
Clear Channel Monaco SARL	Monaco
Clear Channel Nederland BV	Netherlands
Clear Channel Nederland Holdings BV	Netherlands
Clear Channel NI Ltd.	United Kingdom
Clear Channel Norway AS	Norway
Clear Channel Ofex AG	Switzerland

EXHIBIT 21 – Subsidiaries of Registrant, Clear Channel Outdoor Holdings, Inc.

Name	Country of Incorporation
Clear Channel Outdoor Spanish Holdings SL	Spain
Clear Channel Overseas Ltd.	United Kingdom
Clear Channel Pacific Pte Ltd.	Singapore
Clear Channel Plakatron AG	Switzerland
Clear Channel Poland SP .Z.O.O.	Poland
Clear Channel Sales AB	Sweden
Clear Channel Schweiz AG	Switzerland
Clear Channel Singapore Pte Ltd.	Singapore
Clear Channel South America S.A.C.	Peru
Clear Channel SouthWest Ltd.	United Kingdom
Clear Channel Suomi Oy	Finland
Clear Channel Sverige AB	Sweden
Clear Channel Treasury LTD	United Kingdom
Clear Channel UK Ltd	United Kingdom
Clear Channel UK One Ltd.	United Kingdom
Clear Channel UK Three Ltd.	United Kingdom
Comurben SA	Morocco
Epiclove Ltd.	United Kingdom
FM Media Ltd.	United Kingdom
Foxmark (UK) Ltd.	United Kingdom
Giganto Holding Cayman	Cayman Islands
Giganto Outdoor Servicios Publicitarios Ltda.	Chile
Grosvenor Advertising Ltd.	United Kingdom
Illuminated Awnings Systems Ltd.	Ireland
Interspace Airport Advertising Aruba NV	Aruba
Interspace Airport Advertising Curacao N.V.	Curacao
Interspace Airport Advertising Grand Cayman	Cayman Islands
Interspace Airport Advertising Netherlands Antilles N.V.	Saint Maarten
Interspace Airport Advertising TCI Ltd.	Turks & Caicos
Interspace Airport Advertising Trinidad & Tobago Ltd.	Republic of Trinidad & Tobago
Interspace Airport Advertising West Indies Ltd.	West Indies
Interspace Costa Rica Airport Advertising SA	Costa Rica
KMS Advertising Ltd.	United Kingdom
L & C Outdoor Ltda.	Brazil
Maurice Stam Ltd	United Kingdom
Ming Wai Holdings Ltd.	British Virgin Islands
More O'Ferrall Ireland Ltd.	Ireland
Multimark Ltd.	United Kingdom
Nitelites (Ireland) Ltd.	Ireland
NWP Street Limited	United Kingdom
Outdoor Asesorias y Comercializacion Publicitaria Limitada	Chile
Outdoor Holding Company Cayman I	Cayman Islands
Outdoor Holding Company Cayman II	Cayman Islands
Outdoor Mexico Operaciones, S. de R.L. de C.V.	Mexico
Outdoor Mexico Servicios Publicitarios S. de R.L. de C.V.	Mexico
Outdoor Mexico Servicios Publicitarios Sub, S. de R.L. de C.V.	Mexico

EXHIBIT 21 – Subsidiaries of Registrant, Clear Channel Outdoor Holdings, Inc.

Name	Country of Incorporation
Outdoor Mexico, Servicios Administrativos, S. de R.L. de C.V.	Mexico
Outdoor Mexico, Servicios Corporativos, S. de R.L. de C.V.	Mexico
Outdoor Servicios Publicitarios Limitada	Chile
Paneles Napsa S.R.L.	Peru
Parkin Advertising Ltd.	United Kingdom
Premium Outdoor Ltd.	United Kingdom
Publicidade Klimes Sao Paulo Ltda	Brazil
Racklight S. de R.L. de C.V.	Mexico
Regentfile Ltd.	United Kingdom
Rockbox Ltd.	United Kingdom
Service2Cities	Belgium
SIA Clear Channel Latvia	Latvia
Signways Ltd.	United Kingdom
Sites International Ltd.	United Kingdom
Storm Outdoor Ltd.	United Kingdom
Street Channel SAS	France
The Canton Property Investment Co. Ltd.	United Kingdom
The Kildoon Property Co. Ltd.	United Kingdom
Torpix Ltd.	United Kingdom
Town & City Posters Advertising. Ltd.	United Kingdom
Trainer Advertising Ltd.	United Kingdom
UAB Clear Channel Lietuva	Lithuania
Vision Media Group UK Ltd.	United Kingdom
Vision Posters Ltd.	United Kingdom